ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120272318-58
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/19/2012 8:42 AM
	Entity Number C22490-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
INPATIENT CLINICAL SOLUTIONS, INC. File #: C22490-2001

2. The articles have been amended as follows: (provide article numbers, if available)
Article 1. The name of the corporation shall be: Integrated Inpatient Solutions, Inc.

Article 4. The total number of shares of all classes of stock which the Company shall have the authority to issue is 110,000,000 shares, of which 100,000,000 shares shall be Common Stock with a par value of $0.0001 per share, and 10,000,000 shares shall be Serial Preferred Stock with a par value of $0.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 62%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature: Ozzie Bloom]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT 2

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
INPATIENT CLINICAL SOLUTIONS, INC.

INPATIENT CLINICAL SOLUTIONS, INC., a Company organized and existing under and by virtue of the laws of the State of Nevada, DOES HEREBY CERTIFY:

FIRST, That the Board of Directors of the Company, at a meeting duly convened and held, adopted to the following resolutions:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Articles of Incorporation be amended to read as follows:

FIRST: The name of this Company is: INTEGRATED INPATIENT SOLUTIONS, INC.

and it shall be further

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Company that Section 1 of Article FOURTH of the Articles of Incorporation be amended to read as follows:

> FOURTH: Section 1. The total number of shares of all classes of stock which the Company shall have the authority to issue is 110,000,000 shares, of which 100,000,000 shares shall be Common Stock with a par value of $0.0001 per share, and 10,000,000 shares shall be Serial Preferred Stock with a par value of $0.0001 per share.

SECOND: That the vote by which the stockholders holding shares in the Company entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series have voted in favor of the amendment is 62%.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Nevada Revised Statutes.

IN WITNESS WHEREOF, said Company has caused this Certificate to be signed by the officer below on this 18th day of April, 2012.

Osnah Bloom

Osnah Bloom, President and Director

Notary Public State of Florida
Bradley D Hum
My Commission DD804322
Expires 07/08/2012